Exhibit 99.1

NEWS RELEASE

Global Crossing Airlines announces US$5.0M Financing

MIAMI, FLORIDA, January 30, 2023 – Global Crossing Airlines Group, Inc. (JET: NEO; JET.B: NEO; JETMF: OTCQB) (the “Company” or “GlobalX”) is pleased to announce it has secured an up to US$5.0 million loan (the “loan”) with a key long-term investor to provide working capital and additional liquidity to support GlobalX’s rapidly growing operations.

“GlobalX is fortunate to have a committed group of investors who continue to fund and support the expansion of our operating fleet. We took possession Tuesday, January 26th our first freighter and expect to take delivery of an additional three aircraft over the next 45 days, and this facility will give us the flexibility needed to continue our investments in crews, aircraft and operating systems required to deliver our targeted 2023 revenue,” said Ed Wegel, Chair and CEO.

The Loan is a six-month facility that will be funded in two tranches of $2.5M each. The first tranche will be advanced within one business day and the second tranche will be advanced after the Company delivers a draw down notice, but subject to the lender receiving internal approval for the second tranche. The Loan is unsecured, is not convertible, no warrants and will bear interest at the rate of 20% per annum, accruing monthly and payable upon maturity.

The net proceeds of the Loan will be used to further the business objectives of the Company and to secure additional passenger and freighter Aircraft for charter operations that are expected to be delivered in Q1 2023.

About the A321 P2F:

The A321 P2F features a capacity of 14 upper deck and 10 lower deck containers, which is fifty-five percent (55%) more containerized volume than the Boeing 737-800 freighter and fourteen percent (14%) more containerized volume than the Boeing 757-200 freighter. Additionally, it boasts an estimated nineteen percent (19%) lower fuel burn than the Boeing 757-200 freighter. The capacity and fuel economy of the aircraft is poised to position the A321 freighter as the dominant player in the narrowbody cargo market.

About Global Crossing Airlines

GlobalX is a US 121 domestic flag and supplemental Airline flying the Airbus A320 family aircraft. GlobalX flies as a passenger ACMI and charter airline serving the US, Caribbean, European and Latin American markets. In 2022, GlobalX will enter ACMI cargo service flying the A321 freighter, subject to DOT and FAA approvals. For more information, please visit www.globalxair.com.

For more information, please contact:

Ryan Goepel, Chief Financial Officer

Email: ryan.goepel@globalxair.com

Tel: 786.751.8503

Cautionary Note Regarding Forward-Looking Information

This news release contains certain “forward looking statements” and “forward-looking information”, as defined under applicable United States and Canadian securities laws, concerning anticipated developments and events that may occur in the future. Forward-looking statements contained in this news release include, but are not limited to, statements with respect to the Company’s aircraft fleet size, the destinations that the Company intends to service, process and timeline for completion of the FAA freighter certification process, the delivery and entry into service timelines for future aircraft and the use of proceeds for the Loan.

In certain cases, forward-looking statements can be identified by the use of words such as “plans”, “expects” “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Forward-looking statements contained in this news release is based on certain factors and assumptions regarding, among other things, the receipt of financing to continue airline operations, the accuracy, reliability and success of GlobalX’s business model; GlobalX’s ability to accurately forecast demand; GlobalX will be able to successfully conclude definitive agreements for transactions subject to LOI; the timely receipt of governmental approvals; the success of airline operations of GlobalX; GlobalX’s ability to successfully enter new geographic markets; the legislative and regulatory environments of the jurisdictions where GlobalX will carry on business or have operations; the Company has or will have sufficient aircraft to provide the service; the impact of competition and the competitive response to GlobalX’s business strategy; the future price of fuel, and the availability of aircraft. While the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include risks related to, the ability to obtain financing at acceptable terms, the impact of general economic conditions, risks related to supply chain and labor disruptions, failure to retain or obtain sufficient aircraft, domestic and international airline industry conditions, failure to conclude definitive agreements for transactions subject to LOI, the effects of increased competition from our market competitors and new market entrants, passenger demand being less than anticipated, the impact of the global uncertainty created by COVID-19, future relations with shareholders, volatility of fuel prices, increases in operating costs, terrorism, pandemics, natural disasters, currency fluctuations, interest rates, risks specific to the airline industry, risks associated with doing business in foreign countries, the ability of management to implement GlobalX’s operational strategy, the ability to attract qualified management and staff, labor disputes, regulatory risks, including risks relating to the acquisition of the necessary licenses and permits; risks related to significant disruption in, or breach in security of GlobalX’s information technology systems and resultant interruptions in service and any related impact on its reputation; and the additional risks identified in the “Risk Factors” section of the Company’s reports and filings with applicable Canadian securities regulators and the U.S. Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in the forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements are made as of the date of this news release. Except as required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking statements. If GlobalX does update one or more forward-looking statements, no inference should be made that it will make additional updates with respect to those or other forward-looking statements.